Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-183039, File No. 333-167892, File No. 333-126057, File No. 333-126056, File No. 333-113973, File No. 333-87545, File No. 333-160273, File No. 333-177023, and File No. 333-211286) of CNX Resources Corporation of our report dated February 7, 2018, with respect to the consolidated financial statements of CNX Gathering LLC (formerly CONE Gathering LLC), which appear in this Current Report (Form 8-K/A), filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 21, 2018